UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 4, 2008

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(417) 879-3326

Not Applicable
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, Decorize, Inc. appointed Mr. Dan Graham as Chief Financial Officer of the Company. Mr. Graham is the former Executive Vice President and Chief Financial Officer of Freedom Financial Group, Inc., a publicly traded company based in Springfield, Missouri, where he managed that company’s finance, accounting, investor relations, human resources and IT functions, and lead that company’s Sarbanes-Oxley 404 compliance activities. He was the senior executive in charge of Freedom Financial Group, Inc.’s Canadian subsidiary operations, and was responsible for strategic planning, budgeting and long-term forecasting.

A copy of the press release, dated February 11, 2008, announcing Mr. Graham’s appointment is filed as an exhibit to this Form 8-K.

Concurrent with his appointment, Mr. Graham was granted options to purchase up to 200,000 shares of the Company’s common stock at a strike price of $0.20 per share. The options vest over a two-year period and expire seven years the vesting date. The fair value of the options granted was estimated to be $30,600 as of the grant date using the Black-Scholes-Merton option-pricing model.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: February 8, 2008	By:	/s/ Stephen R. Crowder
Name: Stephen R. Crowder Title: President and Chief Executive Officer